Exhibit 10.16

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), dated this 2nd day of May, 2005 is by and between NewPage Corporation (the “Company”) and Mark Suwyn (the “Consultant”).

WHEREAS, an Equity and Purchase Agreement was entered into by and between Escanaba Timber LLC (f/k/a Maple Acquisition LLC) and MeadWestvaco Corporation, dated as of January 14, 2005, as amended (the “Purchase Agreement”);

WHEREAS, the Company desires to retain the Consultant to provide services for the Company upon the terms and conditions contained herein; and

WHEREAS, the Consultant desires to be retained by the Company upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the promises in this Agreement, the mutuality and sufficiency of which are hereby acknowledged, the parties agree as follows:

1)                                      Term. The term of the Agreement shall commence on the “Closing Date” (as defined under the Purchase Agreement) (the “Effective Date”) and shall continue thereafter until earlier terminated in accordance with the terms of Section 10 of this Agreement (the “Consulting Term”).

2)                                      Duties. The Consultant shall serve as the Chairman of the Board of Directors of the Company, and NewPage Holding Corporation and such other affiliates of Maple Timber Acquisition LLC (the “Parent”) as the Board of Directors of the Parent may request.

3)                                      Payments.

a)                                      Consulting Fees. During the Consulting Term, in lieu of any other fees as a director, the Consultant shall receive an annual fee of $500,000 (payable in monthly installments of $41,666.66) (the “Consulting Fees”).

b)                                     Signing Bonus. The Consultant shall be entitled to an up-front payment in the amount of $697,500. Such amount shall be paid to the Consultant on the Effective Date, $547,506.75 of which the Consultant hereby instructs the Company to pay to the Parent to purchase the interests in the Paper Series of the Parent on the Effective Date pursuant to the Executive Purchase Agreement, dated as the Effective Date, between the Parent and the Consultant (the “Executive Purchase Agreement”).

c)                                      Expenses. During the Consulting Term, the Company will pay, or reimburse the Consultant for, reasonable expenses incurred by the Consultant at the request of, or on behalf of, the Company in the performance of the Consultant’s duties pursuant to this Agreement, and in accordance with the Company’s policies.

4)                                      Independent Contractor. During the Consulting Term, the Consultant is, and shall be deemed for all purposes to be, an independent contractor of the Company. The Consultant acknowledges that this Agreement is not an employment contract. Consequently, the

Consulting Fees set forth in Section 3(a) of this Agreement shall not be deemed to be wages, and therefore shall not be subject to any withholdings or deductions. The Consultant shall not be entitled to any employee benefits of the Company or any of its affiliates or subsidiaries.

5)                                      Confidentiality.

(a)                                  The Consultant has had access to, and during the course of the Consultant’s retention under this Agreement, the Consultant will have access to, certain trade secrets and confidential information relating to the Company and its affiliates and subsidiaries (the “Protected Parties”) which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including but not limited to, their customer, supplier and vendor lists, contract terms, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information, their product development (and proprietary product data), business plans and strategies (including, but not limited to, acquisition and divestiture plans), environmental matters and other regulatory matters and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as “Confidential Information”), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Protected Parties. The Consultant acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Consultant shall hold in a fiduciary capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Consultant during the Consultant’s retention by the Company or its subsidiaries and affiliates and which shall not be or become public knowledge (other than by acts by the Consultant or representatives of the Consultant in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Consultant shall not, during the period the Consultant is retained by the Company or its subsidiaries and affiliates or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Consultant use it in any way, except in the course of the Consultant’s retention with, and for the benefit of, the Protected Parties or to enforce any rights or defend any claims hereunder or under any other agreement to which the Consultant is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto. The Consultant shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Consultant understands and agrees that the Consultant shall acquire no rights to any such Confidential Information.

(b)                                 All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the coated paper and/or carbonless paper business (the “Business”), as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company and its subsidiaries and affiliates, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall remain the exclusive property of the Company and its subsidiaries and affiliates, and the Consultant shall not remove any such items from the premises of the Company and its subsidiaries and affiliates, except in furtherance of the Consultant’s duties under this Agreement.

(c)                                  It is understood that while retained by the Company, the Consultant will promptly disclose to it, and assign to it the Consultant’s interest in any invention, improvement or discovery made or conceived by the Consultant, either alone or jointly with others, which arises out of the Consultant’s retention. At the Company’s request and expense, the Consultant will assist the Company and its subsidiaries and affiliates during the period of the Consultant’s retention under this Agreement and thereafter in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.

(d)                                 As requested by the Company and at the Company’s expense, from time to time and upon the termination of the Consultant’s retention for any reason, the Consultant will promptly deliver to the Company and its subsidiaries and affiliates, as applicable, all copies and embodiments, in whatever form, of all Confidential Information in the Consultant’s possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, the Consultant will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

6)                                      Non-Solicitation or Hire. During the Consulting Term and for a period of 1 year following the termination of the Consultant’s retention for any reason, the Consultant shall not directly or indirectly solicit or attempt to solicit or induce, directly or indirectly, (a) any party who is a customer of the Company or its subsidiaries or affiliates, or who was a customer of the Company or its subsidiaries or affiliates at any time during the relevant period immediately prior to the relevant date, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or its subsidiaries or affiliates and relating to the Business or (b) any employee of the Company or any of its subsidiaries or affiliates or any person who was an employee of the Company or any of its subsidiaries or affiliates during the twelve (12) month period immediately prior to the date of the Consultant’s termination of retention to terminate such employee’s employment relationship with the Protected Parties in order, in either case, to enter into a similar relationship with the Consultant, or any other person or any entity in competition with the Business of the Company or any of its subsidiaries or affiliates.

7)                                      Property. The Consultant acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his retention by the Company or its subsidiaries and affiliates are the sole property of the Company and its subsidiaries and affiliates (“Company Property”). During the Consulting Term, and at all times thereafter, the Consultant shall not remove, or cause to be removed, from the premises of the Company or its subsidiaries or affiliates, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its subsidiaries or affiliates, except in furtherance of his duties under the Agreement. When the Consultant’s retention terminates, or upon request of the Company at any time, the Consultant shall promptly deliver to the Company all copies of Company Property in his possession or control.

8)                                      Remedies; Specific Performance. The Parties acknowledge and agree that the Consultant’s breach or threatened breach of any of the restrictions set forth in Sections 5, 6, or 7 will result in irreparable and continuing damage to the Protected Parties for which there may be no adequate remedy at law and that the Protected Parties shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. The Consultant hereby consents to the grant of an injunction (temporary or otherwise) against the Consultant or the entry of any other court order against the Consultant prohibiting and enjoining him from violating, or directing him to comply with any provision of Sections 5, 6, or 7. The Consultant also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Protected Parties against him for such breaches or threatened or attempted breaches.

9)                                      Devotion.

a)                                      The Consultant will devote such of his business time, attention, skill and energy as are necessary to perform his duties hereunder, use his best efforts to promote the success of the Company in accordance with all applicable laws, and cooperate fully with the Company in the advancement of the best lawful interests of the Company.

b)                                     Nothing in this Section 9 shall prevent the Consultant from engaging in additional activities that do not violate the provisions of Sections 5, 6, or 7 and 9(a) herein, or otherwise interfere in the performance of Consultant’s duties under this Agreement.

10)                                Termination of the Consulting Agreement and the Company’s Relationship with the Consultant.

a)                                      The Consulting Term may be terminated by the Company or the Consultant upon 30 days prior written notice to the other party or immediately upon the Consultant’s death or “Disability” (as defined below) or by the Company for “Cause” (as defined below), subject to the cure period contained in such definition. If the Consulting Term is terminated pursuant to this Section 10(a), the Consulting Term shall terminate immediately, and the Consultant, or his legal representative, shall be entitled to only such Consulting Fees as shall have accrued as of the date of such termination.

b)                                     For the purposes of this Agreement, “Cause” means (i) commission of a felony by the Consultant, (ii) acts of dishonesty by the Consultant resulting or intending to result in personal gain or enrichment at the expense of the Company or its subsidiaries or affiliates, (iii) the Consultant’s material breach of any provision of any policy of the Company or its subsidiaries or affiliates, (iv) conduct by the Consultant in connection with his duties that is fraudulent, willful and materially injurious to the Company or its subsidiaries or affiliates or (v)

conduct by the Consultant in connection with his duties that is unlawful and materially injurious to the Company or its subsidiaries or affiliates; provided, that, the Consultant shall have ten (10) business days following the Company’s written notice of its intention to terminate the Consultant to cure such Cause, if curable, as determined by the Board of Directors of NewPage Holding Corporation, in its sole discretion.

c)                                      For the purposes of this Agreement, “Disability” means a physical or mental injury or illness which prevents the Consultant from fulfilling his duties as Chairman with or without reasonable accommodation for a period of (i) 90 consecutive days or (ii) 180 days in any one year period.

11)                                Disclosure. The Consultant shall disclose immediately to the Company the existence of any relationship between the Consultant and any other entity that creates or may create a conflict of interest that may affect the independent professional judgment of the Consultant in carrying out his duties under this Agreement.

12)                                Representations. The Consultant expressly represents and warrants to the Company that as of the date of his signing this Agreement that he is not a party to any contract or agreement which will or may restrict in any way his ability to perform his duties and responsibilities under this Agreement and that the performance of his duties for the Company will not breach any agreements with former employers.

13)                                Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

14)                                Jurisdiction. The parties agree irrevocably to submit to the exclusive jurisdiction of the federal courts or, if no federal jurisdiction exists, the state courts, located in the City of New York, Borough of Manhattan, for the purposes of any suit, action or other proceeding brought by any party arising out of any breach of any of the provisions of this Agreement and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that he or it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Agreement may not be enforced in or by such courts. In addition, the parties agree to the waiver of a jury trial.

15)                                Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing, as follows:

If to the Company:

If the Company, to:

NewPage Corporation
Courthouse Plaza N.E.
Dayton, Ohio 45463

Attention: Board of Directors

With copies to:

Cerberus Capital Management, L.P.
299 Park Avenue
New York, New York 10171

Attention:	Lenard Tessler
Telephone:	212-891-2100
Fax:	(212) 755-3009

And

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022

Attention:	Stuart D. Freedman, Esq.
Telephone:	212-756-2000
Fax:	(212) 593-5955

If to the Consultant:

Mark Suwyn
6413 Arden Ct.
Brentwood, TN 37027

Telephone:	(239) 498-0613
Fax:	(239) 498-2972

Either party may change the address provided above by delivering written notice of such change of address to the other party.

16)                                Assignability; Successors. This Agreement shall inure to the benefit of and be binding upon the successors of the Company. Neither the Consultant nor the Company may assign this Agreement without the express written consent of the other party; provided, however, that the Company’s obligations under this Agreement shall be the binding legal obligations of any successor of the Company, and provided further that the Consultant hereby agrees that the Company may assign this Agreement to any of its affiliates or subsidiaries at any time without the consent of the Consultant.

17)                                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18)                                Entire Agreement and Amendment. This Agreement may be amended only by an agreement in writing signed by the parties. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement. This Agreement and all compensation derived therefrom are intended not to constitute compensation deferred under a nonqualified deferred compensation plan as contemplated in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, notwithstanding any other provision of this Agreement, the provisions of this Agreement will be interpreted consistent with the preceding sentence, and the Agreement may be modified to the minimum extent necessary, as agreed upon by the Company and the Consultant to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder.

19)                                Severability. In the event that any one or more of the terms, conditions or provisions of this Agreement is held invalid, illegal or unenforceable, that term, condition or provision shall be severed and the remaining terms, conditions and provisions shall remain binding and effective.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date and year first above written.

NEWPAGE CORPORATION

By:	/s/ Linda Sheffield
Name:	Linda Sheffield
Title:	Treasurer

/s/ Mark Suwyn
Mark Suwyn